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                                                                  EXHIBIT 10.33

                          FINANCIAL SERVICES AGREEMENT


            This Agreement (this "Agreement") is made as of this 31st day of March, 2000, by and among COYOTE TECHNOLOGIES, LLC, a California limited liability company with its principal office located in Westlake Village, California ("CTL"), COYOTE NETWORK SYSTEMS, INC., a Delaware corporation with offices located in Westlake Village, California ("Coyote") and FIRST VENTURE LEASING, LLC, a Delaware limited liability company with its principal office located in Stamford, Connecticut ("First Venture").

                                 R E C I T A L S

            WHEREAS, CTL seeks to arrange financing under credit programs for their Customers;

            WHEREAS, CTL seeks to form an alliance with another company possessing funding capabilities and expertise in the area of systems management, credit programs, design, licensing and leasing programs to maximize efficiencies and create economies of scale necessary to create and develop credit programs for their Customers;

            WHEREAS, First Venture is engaged in the business of offering certain leasing and other credit programs and desires to provide such financing to CTL; and

            WHEREAS, Coyote, as CTL's parent, desires to provide First Venture with incentives for the financing program.

            NOW, THEREFORE, in consideration of these premises and the mutual covenants set forth herein, the parties hereby agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

            The following terms shall have the following meanings for all purposes of this Agreement, and such meanings shall be equally applicable to both the singular and plural forms of the terms defined:

            "Affiliate" shall, with respect to a given Person, mean any other Person directly or indirectly controlled by or under direct or indirect common control with the Person specified.

            "Agreement" shall have the meaning given to such term in the preamble hereto, as such agreement is amended and supplemented from time to time in accordance with its terms.

            "Business Day" shall mean any day other than a Saturday, Sunday or other day on which banking institutions in New York, Texas or California are authorized or required by Law to be closed.

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            "Customers" shall mean any Person that is an end user of Products.

            "Finance Contracts" shall mean the agreements entered into by First Venture in connection with the offering of various types of Services, including forms of leases, guarantees, financing statements, loan agreements, security agreements and other documents appropriate for the conducting of First Venture's financing activities.

            "Information" shall have the meaning given to such term in Section
7.01 hereof.

            "Law" shall mean and include (a) any statute, decree, constitution, regulation, order, judgment or other directive of any Regulatory Authority; (b) any treaty, pact, compact or other agreement to which any Regulatory Authority is a party; (c) any judicial or administrative interpretation or application of any Law described in (a) or (b) above; and (d) any amendment or revision of any Law described in (a), (b) or (c) above.

            "Operative Documents" shall mean this Agreement, the Remarketing Agreement and any other agreements, documents or certificates executed and delivered in connection with the transactions contemplated under this Agreement.

            "Person" means any individual, partnership, joint venture, corporation, trust, unincorporated organization, government (and any department or agency thereof) or other entity.

            "Products" shall mean any products (including, without limitation, related software licenses, but not including real estate) and related installation and maintenance services provided, furnished, manufactured, sold and/or marketed by CTL, or any of its Affiliates which results in revenues or income to CTL, or any of its Affiliates, and such additional goods or services of CTL, or any of its Affiliates as the parties may from time to time agree.

            "Regulatory Authorities" shall mean any national government, or political subdivision thereof or local jurisdiction therein, (b) any board, commission, department, division, organ, instrumentality, court, or agency of any entity described in (a) above, however constituted, and (c) any association, organization, or institution of which any entity described in (a) or (b) above is a member or to whose jurisdiction any such entity is subject or in whose activities any such entity is a participant but only to the extent that any of the preceding in clauses (a) - (c) have jurisdiction over the Products or its operations.

            "Remarketing Agreement" shall mean the Master Remarketing Agreements, dated as of the date hereof, between CTL and First Venture.

            "Services" shall mean the financing or leasing of Products to Customers.

            "Subsidiary" shall mean, with respect to any Person, any other Person which is directly or indirectly controlled by such Person. For purposes of this definition, "control", as applied to any Person, means the possession, directly or indirectly, of the power to vote a majority of the securities having voting power for the election of directors (or other Persons acting in similar capacities) of such Person or otherwise to direct or cause the direction of the


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management and policies of such Person, whether through the ownership of voting securities or by contract or otherwise.

                                   ARTICLE II

                 REPRESENTATIONS AND WARRANTIES OF FIRST VENTURE

            First Venture represents and warrants to CTL and Coyote as follows:

            2.01. Organization. First Venture is a limited liability company, validly organized and existing under the laws of the jurisdiction of its incorporation and has due corporate authority to conduct business in all jurisdictions where it conducts business.

            2.02. No Conflict. The execution and delivery by First Venture of this Agreement and the other Operative Documents to which it is a party and the consummation of the transactions herein and therein contemplated do not violate or constitute a breach or default under the organizational documents of First Venture or under the terms and conditions of any documents, agreements or other writings to which First Venture is a party, or under any law, or any applicable order, which violation, breach or default could reasonably be expected to have a material adverse effect on First Venture or prohibit it from entering into, executing, delivering or performing its obligations under this Agreement.

            2.03. Authority. First Venture has the corporate power and corporate authority to execute and deliver this Agreement and any Operative Document to which it is a party and to perform its obligations hereunder and thereunder. Such execution, delivery, performance and consummation have been duly authorized by all necessary corporate action on its part. This Agreement has been duly executed and delivered by its duly authorized officer, and constitutes its valid and legally binding obligation enforceable against it in accordance with the terms hereof, except as the same may be limited by (i) applicable bankruptcy, reorganization, insolvency, moratorium or other similar laws from time to time in effect affecting creditors' rights generally or (ii) equitable principles of general application.

            2.04. Regulatory Authorities; Capabilities. First Venture possesses all licenses and permits and other authorizations by Regulatory Authorities necessary for the conduct of its business including the provision of the Services to Customers, except those the lack of which would not have a material adverse effect on its respective business or its ability to provide such services. First Venture has not received notice from any Regulatory Authority indicating that such Regulatory Authority would oppose or not grant or issue its consent, if required, with respect to the transactions contemplated by this Agreement and the other Operative Documents to which it is a party.

            2.05. No Filings Required. No action of, or filing with, or consent of, any Regulatory Authority or any other third party is required by First Venture to authorize, or is otherwise required in connection with, the execution, delivery and performance by First Venture of this Agreement or the other Operative Documents to which it is a party.


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                                   ARTICLE III

                REPRESENTATIONS, WARRANTIES AND COVENANTS OF CTL

            CTL represents, warrants and covenants to First Venture as follows:

            3.01. Organization. CTL is a limited liability company, validly organized and existing under the laws of the jurisdiction of its organization and has due authority to conduct business in all jurisdictions where it conducts business.

            3.02. No Conflict. The execution and delivery by CTL of this Agreement and the other Operative Documents to which it is a party and the consummation of the transactions herein and therein contemplated do not violate or constitute a breach or default under the organizational documents of CTL or under the terms and conditions of any documents, agreements or other writings to which CTL is a party, or under any law, or any applicable order, which violation, breach or default could reasonably be expected to have a material adverse effect on CTL or prohibit it from entering into, executing, delivering or performing its obligations under this Agreement.

            3.03. Authority. CTL has the power and authority to execute and deliver this Agreement and any Operative Document to which it is a party and to perform its obligations hereunder and thereunder. Such execution, delivery, performance and consummation have been duly authorized by all necessary limited liability company action on its part. This Agreement has been duly executed and delivered by its duly authorized manager, and constitutes its valid and legally binding obligation enforceable against it in accordance with the terms hereof, except as the same may be limited by (i) applicable bankruptcy, reorganization, insolvency, moratorium or other similar laws from time to time in effect affecting creditors' rights generally or (ii) equitable principles of general application.

            3.04. Regulatory Authorities; Capabilities. CTL possesses and shall obtain and maintain all licenses and permits and other authorizations by Regulatory Authorities necessary for the conduct of the Business, except those the lack of which would not have a material adverse effect on its respective business or its ability to provide such services. CTL has not received notice from any Regulatory Authority indicating that such Regulatory Authority would oppose or not grant or issue its consent, if required, with respect to the transactions contemplated by this Agreement and the other Operative Documents to which it is a party.

            3.05. No Filings Required. No action of, or filing with, or consent of, any Regulatory Authority or any other third party is required by CTL to authorize, or is otherwise required in connection with, the execution, delivery and performance by CTL of this Agreement or the other Operative Documents to which it is a party.

                                   ARTICLE IV

                    SERVICES, COMMITMENTS AND RELATED MATTERS


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            4.01. First Venture Commitments. First Venture hereby commits to fund leases for Customers in the amount of at least U.S. $50,000,000 during the calendar year 2000. First Venture shall fully fund such leases without any holdbacks. In addition, First Venture agrees to prepare all required lease documentation, credit approve and qualify prospects, underwrite transactions and provide post-closing management consulting to Customers.

            4.02. CTL Commitments. CTL hereby agrees to use its "best efforts" to originate leases for Products valued at not less than U.S. $50,000,000 during the calendar year 2000. In addition, CTL agrees to enter in to the Remarketing Agreement in form and substance acceptable to First Venture and to provide a guaranty to First Venture with respect to each Customer in accordance with
Section 4.03 below in an amount not less than 10% of the value of the Products leased to each Customer. In addition, CTL agrees that it will (a) interface with each Customer to obtain the required information for First Venture; (b) provide the interface and support First Venture reasonably requires for purposes of securing funding and closing the lease transactions; (c) provide post-closing management and operational support through a separate services/outsourcing agreement to be entered into; and (d) provide the outsourcing services reasonably necessary to maintain the operational integrity of a Customer's network in the event of a default by such Customer.

            4.03. CTL Guaranty. At First Venture's request, submitted in writing prior to funding a Customer, CTL shall provide a guaranty to First Venture with respect to each Customer in an amount not less than 10% of the value of the Products leased to each Customer (the "CTL Guaranty"). The CTL Guaranty will be in the form of a letter of credit or cash deposit. The CTL Guaranty with respect to a Customer will be combined to form a "pool" to support such Customer's lease(s) which have been funded by First Venture. The CTL Guaranty will provide that, in the event of a default, while contingency plans are being implemented and/or remarketing undertaken, First Venture can draw upon the CTL Guaranty to make such Customer's monthly lease payments (or make up any shortfall) as and when due.

                                    ARTICLE V

                               WARRANT INCENTIVES

            5.01. Initial Grants. In consideration of the $50,000,000 commitment by First Venture and the funding of the first $11,300,000 for customers, Coyote agrees to grant First Venture:

                (a) Three year warrants for the purchase of 620,000 shares of Coyote Common Stock, at an exercise price of $5.00. The warrants shall be in the form attached as exhibit A; and

                (b) Three year warrants for the purchase of 261,600 shares of Coyote Common Stock, at an exercise price of $7.35. The warrants shall be in the form attached as Exhibit B.

            5.02. Transfer. Coyote agrees that it will not unreasonably withhold its consent to a transfer of warrants by First Venture; provided, however, that First Venture certifies that

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such transfer is exempt from registration under the Securities Act of 1933 and applicable State regulations.

                                   ARTICLE VI

                  INDEMNIFICATION AND LIMITATIONS ON LIABILITY

            6.01. Indemnity Under This Agreement. From and after the date hereof, CTL and First Venture shall each indemnify, defend and hold harmless the other parties to this Agreement and their respective members, officers, directors, agents, representatives and employees (with respect to any Claims relating to (i) below) and CTL shall indemnify, defend and hold harmless First Venture and its respective general partners, members, officers, agents, representatives and employees (with respect to any Claims relating to (ii) below; CTL and First Venture are referred to respectively in this Section 6.01 as the case may be as the "Indemnifying Party" and the party to whom such indemnification obligation is owed is referred to in this Section 6.01 as the "Indemnified Party"), from and against any and all actions, claims, losses, costs, liabilities, and expenses (including reasonable attorneys' fees) resulting from or arising out of (i) any breach by the Indemnifying Party of any representation, warranty, or covenant by such Indemnifying Party in this Agreement or (ii) any third party claims arising from the manufacture, sale, delivery, maintenance, service or repair by CTL or any of its Affiliates of any of the Products, or the condition, possession, return, disposition, use, operation, performance or control of such Products (collectively, for purposes of this Section 6.01 only, "Claims"), and will promptly reimburse any Indemnified Party for all Claims as incurred in connection with the investigation of, preparation for, or defense of any pending or threatened action or proceeding (collectively, "Proceeding"), whether or not such Indemnified Party is a formal party to any such Proceeding. Notwithstanding the foregoing, the Indemnifying Party shall not be liable (a) for any amount paid by or on behalf of an Indemnified Party in settlement of any Claim without the consent of the Indemnifying Party (which consent shall not be unreasonably withheld), (b) in respect of any losses, claims, damages, liabilities or expenses that a court of competent jurisdiction shall have determined by final judgment resulted primarily from the bad faith, negligence, or willful misconduct of an Indemnified Party or (c) any Claim, to the extent the same results from a breach by the Indemnified Party of its representations, warranties or covenants in this Agreement. An Indemnified Party shall not, without the prior written consent of the Indemnifying Party (which consent shall not be unreasonably withheld), settle, compromise or consent to the entry of any judgment in any pending or threatened Proceeding in respect of which indemnification may be sought hereunder (whether or not the Indemnified Party is an actual or potential party to such Proceeding), provided, however, that the Indemnified Party may execute such settlement, compromise or consent to the entry of judgment in any pending or threatened Proceeding if the same includes an unconditional release of the Indemnifying Party hereunder from all liability arising out of such Proceeding.

            6.02. Procedure. Promptly after a party to whom an indemnification obligation is owed hereunder (an "Indemnified Party") receives notice of the commencement of any Proceeding in respect of which indemnification may be sought hereunder, the Indemnified Party will notify the party that is obligated to indemnify hereunder (an "Indemnifying Party"); but the

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omission to so notify the Indemnifying Party shall not relieve the Indemnifying
Party from any obligation hereunder unless, and only to the extent that, such omission results in the Indemnifying Party's forfeiture of substantive rights or defenses. If any such Proceeding shall be brought against the Indemnified Party, the Indemnifying Party shall, upon written notice given reasonably promptly following the Indemnified Party's notice to the Indemnifying Party of any such Proceeding, be entitled to assume the defense thereof at its own expense with counsel chosen by the Indemnifying Party and reasonably satisfactory to the Indemnified Party; provided; however, that any Indemnified Party may, at its own expense, retain separate counsel to participate in such defense.

            6.03. Limitation on Liability. IN NO EVENT SHALL ANY PARTY HERETO BE LIABLE TO THE OTHER UNDER ANY THEORY OF TORT, CONTRACT, STRICT LIABILITY, OR OTHER LEGAL OR EQUITABLE THEORY FOR ANY LOST PROFITS, EXEMPLARY, PUNITIVE, SPECIAL, INCIDENTAL, INDIRECT OR CONSEQUENTIAL DAMAGES, EACH OF WHICH IS HEREBY EXCLUDED BY AGREEMENT OF THE PARTIES REGARDLESS OF WHETHER ANY PARTY HERETO HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES; PROVIDED, HOWEVER, THAT THE FOREGOING DOES NOT PRECLUDE ANY PARTY FROM BEING INDEMNIFIED AGAINST THIRD-PARTY CLAIMS UNDER ANY OF THE FOREGOING THEORIES OR FOR ANY OF THE FOREGOING DAMAGES.

                                   ARTICLE VII

                       CONFIDENTIAL INFORMATION; PUBLICITY

            7.01. Confidential Information.

                (a) The parties agree that any and all technical, financial, operations or business information including, but not limited to, customer data, marketing plans, customer lists, customer information, customer account numbers, the status of any account, pricing information, computer access codes, instruction and/or procedural manuals, CTL's current operating policies and manuals, information prepared for or used in the preparation of any operating plan or credit, collections and operations manual of First Venture, or financial data of any party ("Information") furnished or disclosed by any party to another party shall be deemed the property of the disclosing party, and when in tangible form, shall be returned by the receiving party to the disclosing party upon request along with any copies as may be authorized herein.

                (b) "Information" shall not include: (i) information previously known to the receiving party free of any obligation to keep it confidential as evidenced by written records; (ii) information that has been or subsequently is made public, through no wrongful act of the receiving party or any third party; or (iii) information that is received from a third party without restriction and without breach of this Agreement, other than information provided to such party in connection with its performance of this Agreement or any other Operative Document.

                (c) Each party agrees that it shall hold Information in confidence and

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shall not make disclosure of Information to anyone except such of its employees or third party contractors or agents to whom such disclosure is necessary for the purpose of and as permitted in performance of this Agreement, except in the following circumstances: (i) to the extent necessary to comply with a specific applicable Law or the valid final order of a court of competent jurisdiction in which the party making the disclosure or communication shall notify the other party in writing and shall seek confidential and proprietary treatment of the information; (ii) as part of normal reporting or review procedures of such party's Board of Directors, or managers, as applicable, parent company, auditors and attorneys; provided, however, that such persons or entities agree to be bound by the provisions of this paragraph; (iii) to enforce its rights legally under this Agreement in a court of competent jurisdiction; (iv) as is customary in connection with the sale, transfer, pledge, syndication, assignment and/or securitization of Finance Contracts (and/or any accounts receivable or collateral in connection therewith), so long as the party disclosing Information in such circumstances obtains from such Persons to whom such Information is disclosed, an agreement in the form of this Section 7.01, not to disclose such Information; or (v) such information as is part of the public domain through disclosure other than by or through such party. Each party shall appropriately notify each employee, contractor, or agent to whom Information is disclosed that any such disclosures are made in confidence and shall be kept in confidence by such employee, contractor, or agent, and shall require any third party contractor or agent to sign a written agreement to maintain the confidentiality of the Information.

                (d) The obligations of the parties hereunder shall survive and be enforceable by temporary and permanent injunctive relief against the breaching party and its employees, officers, directors, agents, representatives, and contractors notwithstanding any termination of this Agreement.

            7.02. Confidentiality of Agreement; Publicity.

                (a) Except as required by Law, in connection with any offering of securities or otherwise, the parties shall keep confidential and not disclose, and shall cause their officers, employees, and agents to keep confidential and not disclose, any of the terms and conditions of this Agreement or any of the Operative Documents to any third party without the prior written consent of all other parties.

                (b) The obligations of the parties hereunder shall survive and be enforceable by temporary and permanent injunctive relief against the breaching party and its employees, officers, directors, agents, representatives, and contractors notwithstanding any termination of this Agreement.

                (c) Each party will consult with each of the other parties prior to issuing any press release or otherwise making any public statement with respect to the transactions contemplated by this Agreement, and will not issue any such release or make any such statement over the reasonable objection of any of the other parties, except as required by Law or the rules and regulations of any relevant securities exchange or quotation system.

                                  ARTICLE VIII

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                              TERM AND TERMINATION

            8.01. Term. This Agreement shall take effect on the date hereof and remain in effect until the earlier of (1) twelve (12) months from the date hereof or (b) this Agreement being terminated pursuant to Section 8.02 hereof, provided, however, the terms of this Agreement shall remain in effect, as applicable, in relation to any Finance Contract which remains in effect after the end of the term of this Agreement pursuant to this Article VIII.

            8.02. Termination. Subject to Section 8.01 above, this Agreement and the transactions contemplated hereby may be terminated only by written consent of each of the parties hereto.

            8.03. Effect of Termination. In the event of the termination of this Agreement pursuant to Section 8.02, this Agreement shall become void and have no effect, except in relation to any Finance Contract which remains in effect after such termination that the provisions of Articles 6 and 7, and any other provision necessary to give effect to such surviving provisions, shall survive any such termination.

                                   ARTICLE IX

                                  MISCELLANEOUS

            9.01 Amendments and Waivers. Except as otherwise expressly provided herein, this Agreement shall not be amended or modified in any fashion except by an instrument in writing signed by the parties hereto. Waiver by a party of any condition, or any breach of this Agreement by any other party, shall not be effective unless in a writing signed by the waiving party, and no such waiver shall operate or be construed as the waiver of any conditions other than those expressly identified in the written waiver or of the same or another breach on a subsequent occasion.

            9.02. Nonassignability. All terms and provisions of this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns. This Agreement may not be assigned by any party; provided, however, that such consent shall not be required for the assignment by any party of its rights and privileges hereunder to an Affiliate wholly owned, directly or indirectly, by any of the parties, as the case may be (it being understood that no such assignment shall relieve the assigning party of its duties or obligations hereunder).

            9.03. No Third Party Beneficiaries. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective legal representatives, successors and assigns. This Agreement is not for the benefit of any other Person, other than CTL, Ericsson and First Venture and their respective Subsidiaries and Affiliates, and no other Person, other than CTL, Ericsson, First Venture and their respective Subsidiaries and Affiliates, shall have any rights against the parties hereunder.

            9.04 Rules of Construction. The headings in this Agreement are inserted only

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as a matter of convenience and in no way affect the terms or intent of any provision of this Agreement. All defined phrases, pronouns, and other variations thereof shall be deemed to refer to the masculine, feminine, neuter, singular, or plural, as the actual identity of the organization, person, or persona may require. No provision of this Agreement shall be construed against any parties hereto by reason of the extent to which such parties or its counsel participated in the drafting hereof. All references to dollars shall be to United States dollars.

            9.05. CHOICE OF LAW; CONSENT TO JURISDICTION. THIS AGREEMENT IS MADE AND ENTERED INTO UNDER THE LAWS OF THE STATE OF CALIFORNIA, AND THE LAWS OF THAT STATE APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED ENTIRELY THEREUNDER (WITHOUT GIVING EFFECT TO THE PRINCIPLES OF CONFLICTS OF LAWS THEREOF) SHALL GOVERN THE VALIDITY AND INTERPRETATION HEREOF AND THE PERFORMANCE BY PARTIES HERETO OF THEIR RESPECTIVE DUTIES AND OBLIGATIONS HEREUNDER. Each party hereby irrevocably consents that any legal action or proceeding against it or any of its assets with respect to this Agreement may be brought in any jurisdiction where it or any of its assets may be found, or in any court of the State of California or any Federal court of the United States of America located in Los Angeles, California, or both, as the other party may elect, and by execution and delivery of this Agreement, each party hereby irrevocably submits to and accepts with regard to any such action or proceeding, for itself and in respect of its assets, generally and unconditionally, the jurisdiction of the aforesaid courts. Each party further agrees that final judgment against such party in any action or proceeding in connection with this Agreement shall be conclusive and may be enforced in any other jurisdiction within or outside the United States of America by suit on the judgment, a certified or exemplified copy of which shall be conclusive evidence of the fact and the amount of such party's indebtedness. Each party hereby irrevocably waives, to the fullest extent permitted by Law, any objection which such party may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement brought in the State of California, and hereby further irrevocably waives any claim that any such suit, action or proceeding brought in the State of California has been brought in an inconvenient forum.

            9.06. Severability of Provisions. If any provision of this Agreement shall be contrary to the internal laws of California or any other applicable Law, at the present time or in the future, such provision shall be deemed null and void, but shall not affect the legality of the remaining provisions of this Agreement. This Agreement shall be deemed to be modified and amended so as to be in compliance with applicable Law and this Agreement shall then be construed in such a way as will best serve the intention of the parties at the time of the execution of this Agreement.

            9.07. Counterparts; Delivery. This Agreement may be executed in one or more counterparts. Each such counterpart shall be considered an original and all of such counterparts shall constitute a single agreement binding all the parties as if all had signed a single document. The parties acknowledge that delivery of executed counterparts of this Agreement may be effected by a facsimile transmission or other comparable means, with an original document to be delivered promptly thereafter via overnight courier.

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            9.08. Entire Agreement. This Agreement (including any schedules, exhibits or other attachments hereto), taken together with the other Operative Documents, constitute the entire agreement among the parties. This Agreement and the other agreements referred to in the preceding sentence supersede all prior and contemporaneous agreements, statements, understandings, and representations of the parties. There are no representations, warranties, agreements, arrangements, or understandings, oral or written between the parties relating to the subject matter of this Agreement which are not fully expressed herein or in the other Operative Documents. The parties agree that the traditional formulation of the parol evidence rule (whereby extrinsic evidence may not be used to vary or contradict the unambiguous terms of a document that represents a final and complete expression of the parties' agreement) shall govern in any action or proceeding that may ensue concerning this Agreement and/or the other Operative Documents.

            9.09. Notices. All notices, requests, consents, or other communications required or permitted to be given under this Agreement shall be in writing, may be delivered in person by telex or telecopy, by overnight air courier, or by certified or registered mail (return receipt requested with all fees prepaid), and shall be deemed to have been duly given and to have become effective upon the date actually delivered to the parties or their assignees at the following addresses:

               If to CTL:

                             c/o Coyote Network Systems, Inc.
                             4360 Park Terrace Drive
                             Westlake Village, California 91361
                             Attention:  President

               If to Coyote:

                             Coyote Network Systems, Inc.
                             4360 Park Terrace Drive
                             Westlake Village, California 91361
                             Attention:  President


               If to First Venture:

                             FIRST VENTURE LEASING, LLC
                             c/o Acorn Roseand Management
                             777 Summer Street
                             Stamford, Connecticut  06901
                             Attention:  Mr. Robert Loonin

The persons or addresses to which mailings or deliveries shall be made may be changed from time to time by notice given pursuant to the provisions of this section.

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            9.10. Waiver of Jury Trial. The parties hereto hereby waive their respective right to trial by jury of any cause of action, claim, counterclaim or cross-complaint in any action, proceeding and/or hearing brought by any party hereto against another party hereto on any matter whatsoever relating to, resulting from, arising out of, or in any way connected with this Agreement, or any amendment or breach hereof, including, without limitation, any claim or injury or damage, or the enforcement of any remedy under any Law, statute, or regulation, emergency or otherwise, now or hereafter in effect.

            9.11. Expenses. Each party shall bear and pay all direct costs and expenses incurred by it or on its behalf in connection with the transactions contemplated hereunder, including filing, registration and applicable fees, printing fees, and fees and expenses of its own financial or other consultants, investment bankers, accountants, and counsel.

            9.12. Further Assurances. The parties hereto from time to time after execution of this Agreement, without further consideration, shall execute and deliver, as appropriate, such documents and take such actions as may be reasonably necessary or proper to carry out and consummate the transactions contemplated by this Agreement.

            9.13. Enforcement of Agreement. The parties hereto agree that irreparable damage would occur in the event that any of the provisions in
Section 5.02 and Article VII of this Agreement was not performed in accordance with its specific terms or was otherwise breached. It is accordingly agreed that the parties shall be entitled to seek an injunction or injunctions to prevent breaches of Section 5.02 and Article VII of this Agreement and to enforce specifically such terms and provisions in any court of the United States or any state having jurisdiction; provided, however, that the foregoing shall not be construed as prohibiting any party from pursuing any other rights and remedies available to it for such breach or threatened breach.

            9.14. Brokers and Finders. In the event of a claim by any broker or finder based upon his or its representing or being retained by or allegedly representing or being retained by any party, such party agrees to indemnify and hold each other party harmless of and from any liability in respect of such claim.

            9.15. Relationship of Parties. Nothing contained in this Agreement shall be construed as constituting a partnership or agency relationship between the parties hereto. As of the date of this Agreement, the relationship of the parties one to another for all purposes shall be that of independent members of a limited liability company.

            IN WITNESS WHEREOF the undersigned hereto execute this Agreement.

                                            COYOTE TECHNOLOGIES, LLC

                                            By: /s/ DANIEL W. LATHAM
                                                -------------------------------
                                               Name: Daniel W. Latham
                                                     --------------------------
                                               Title: President and
                                                      -------------------------
                                                      Chief Operating Officer
                                                      -------------------------

                                            COYOTE NETWORK SYSTEMS, INC.

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

                                            By: /s/ DANIEL W. LATHAM
                                               Name: Daniel W. Latham
                                               Title: President


                                            FIRST VENTURE LEASING, LLC

                                            By: /s/ ROBERT LOONIN
                                               Name: Robert Loonin
                                               Title: Managing Member


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